                                                                    EXHIBIT 99.1

                                   CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






Key Florida Bancorp, Inc.
6016 26th Street West
Suite 1
Bradenton, FL  34207

Liberty National Bank
6001 26th Street West
Bradenton, FL  34207

Gentlemen:

         We consent to the incorporation by reference into the Registration Statement on Form 10-SB filed by Key Florida Bancorp, Inc., of our report dated March 6, 1996 (except for Note 10, which is dated May 10, 1996) with respect to the consolidated financial statements of Key Florida Bancorp, Inc. for the years ended September 30, 1995 and 1994, and to the incorporation by reference therein of our report dated February 9, 1996 (except for Notes 1, 3, and 8, which are dated May 9, 1996) with respect to the financial statements of Liberty National Bank for the years ended December 31, 1995 and 1994.

                                  VARNADORE, TYLER & HAWTHORNE, P.A.



                                  By: /s/ William H Hawthorne CPA
                                     -------------------------------------
Bradenton, Florida
January 6, 1997